LOAN AGREEMENT BETWEEN
                                CAP AMERICA TRUST
                              AND BRITESMILE, INC.


                  Loan Agreement, dated May 7, 2003, between CAP America Trust, a trust organized under the laws of Guernsey Channel Islands, ("CAP"), and BriteSmile, Inc., a Utah corporation ("BriteSmile ").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, BriteSmile wishes to borrow $2,500,000 from CAP, and CAP wishes to lend $2,500,000 to BriteSmile on the terms and conditions set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be bound hereby, do hereby agree as follows.

1. Definitions. Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in Section 12.

2. The Loan. (a) Subject to the terms and provisions of this Agreement, CAP agrees to lend up to the principal amount of $2,500,000 to BriteSmile (the "Loan"). BriteSmile has executed and delivered to CAP a promissory note (a "Note") substantially in the form of Exhibit A hereto to evidence the Loan.

(b) BriteSmile may make drawings on account of the Loan from time to time during the period (the "Draw Down Period") beginning on the date hereof and ending on May 10, 2006.

(c) BriteSmile may draw on the Loan at any time and from time to time during the Draw Down Period up to an amount of $800,000 for general working capital purposes.

(d) BriteSmile may draw on the Loan during the Draw Down Period up to a total amount of $1,700,000 at the times and up to the amounts specified as "costs" in Schedule A hereto for the specific revenue generating initiatives ("SRGIs") set forth in such Schedule. Schedule A may be amended, revised or otherwise modified from time to time by mutual agreement of the parties hereto, and such Schedule, as may be amended, shall be deemed a part of this Agreement.

(e) Drawings on account of working capital and SRGIs shall be made in increments of $100,000.

(f) Drawings on account of the Loan shall be made on written notice to CAP by BriteSmile given not less than five (5) business days prior to the date of which the draw is to be made. For drawings on account of any SRGI, BriteSmile shall provide CAP with written documentation of all costs and expenses relating to such SRGI no later than the date on which BriteSmile delivers written notice of an upcoming draw pursuant to this Section 2(f).

3.       Payments on Account of the Loan.
         -------------------------------

(a) Composition of Payments. The payments (the "Payments") to be made by BriteSmile to CAP on account of the Loan will be comprised of Fixed Payments, Variable Payments and the Final Payment.

(b) Fixed Payments. The Fixed Payments to be made by BriteSmile to CAP shall be equal to interest on the principal balance of the Loan outstanding from time to time based on a 360-day year at a rate (the "Target Rate") specified by CAP as provided below which shall be either (i) six percent (6%) per annum (the "Base Rate"), or (ii) the London Interbank Offered Rate as quoted by The Bank of Nova Scotia for deposits in U.S. Dollars for one year maturities as determined on the Adjustment Date plus 200 basis points (the "Libor Rate"). Initially, the Fixed Payments shall be calculated using the Base Rate. CAP shall have the right from time to time while the Loan remains outstanding on at least 30 days prior written notice to BriteSmile, to set or reset the Target Rate at either the Base Rate or the Libor Rate as of the date (the "Adjustment Date") set forth in such notice on which such rate is to become effective. Fixed Payments will accrue from the date of the first draw on the Loan made by BriteSmile and shall be payable in arrears on the first business day of the month immediately following the month during which the Fixed Payment on the Loan accrued and on the Maturity Date. Notwithstanding the foregoing, from and after May 11, 2006, the rate of Fixed Payments shall be calculated based on the total principal amount of the Loan outstanding at May 11, 2006 for the period from May 11, 2006 to December 31, 2006. On January 1 of each calendar year thereafter for such calendar year or portion thereof during which the Loan is outstanding the amount of the Fixed Payments shall be calculated based on the total principal amount of the Loan outstanding on such January 1.

(c) Variable Payments. Except as provided in Sections 4(b) and 4(c) of this Agreement, BriteSmile shall pay to CAP an amount equal to $25.00 for each BriteSmile Procedure performed at the Centers from May 11, 2006 to the Maturity Date (the "Variable Payments"). Variable Payments shall be made on the 40th day following the end of each month up to and including the month in which the Maturity Date occurs based on the number of BriteSmile Procedures performed at the Centers during such month, except that any Variable Payments due with respect to any period prior to the date on which the Maturity Date occurs shall be made on the Maturity Date.

(d) Final Payment. In the event that the aggregate amount of those Variable Payments which are deemed to be payments of principal under subsection 3(g) hereof and which are actually made up to and including the Maturity Date is less than the principal amount of the Loan which is outstanding on May 11, 2006, then BriteSmile shall pay CAP an amount (the "Final Payment") equal to the excess of the principal amount of the Loan outstanding on May 11, 2006 over such aggregate amount of such Variable Payments. The Final Payment shall be made on the Maturity Date and shall be deemed to be a payment of principal.

(e) Method of Payment. Fixed Payments, Variable Payments and the Final Payment shall be payable on the date due by wire transfer, electronic direct deposit or such other method as CAP shall designate without any further notice at CAP's address set forth below or at such other place as CAP shall designate in writing. Payments shall be paid free and clear of all claims, demands or setoffs of any nature whatsoever.

(f) Other Charges. BriteSmile's obligation to pay all amounts payable by BriteSmile hereunder shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever, and such payments shall be and continue to be payable by BriteSmile in all events. BriteSmile shall pay when due or reimburse and indemnify and hold CAP harmless (on a net after-tax basis) from and against all taxes, fees or other charges (collectively, the "Other Charges") of any nature whatsoever now or hereafter imposed or assessed during the term hereof against CAP by any federal, state, county, or local governmental authority upon or with respect to Payments hereunder (excepting only federal, state and local taxes based on or measured by the net income of CAP which may be due and payable by CAP or any partner of CAP, in accordance with law). Subject to payment (or other provision for payment acceptable to CAP) by BriteSmile of any Other Charges due, BriteSmile shall be permitted to contest, dispute, protest and file for refunds of any Other Charges, and CAP shall reasonably cooperate with any such contest, dispute, protest or application for refund.

(g) Allocations. The following principles shall apply for purposes of determining what portion of the Payments shall be deemed to be payments of interest and payments of principal. Fixed Payments shall be deemed to be payments of interest. Except as set forth herein as to principal and interest allocations on an Adjusted Loan, (i) the first $312,500 of Variable Payments made with respect to the period from May 11, 2006 to December 31, 2006 shall be deemed to be principal and (ii) the first $500,000 of Variable Payments due with respect to any calendar year thereafter shall be deemed to be payments of principal. (The amount of the Variable Payments that is deemed to be principal in accordance with the preceding sentence is the "Annual Amortization Amount".) Any excess of Variable Payments over the Annual Amortization Amount made with respect to any calendar year shall be deemed to be payments of interest. Notwithstanding anything to the contrary herein, if on May 11, 2006, only a portion of the Loan has been drawn, (i) the portion of Variable Payments which shall be deemed principal with respect to any calendar year shall be adjusted to equal the amended Annual Amortization Amount as set forth in Section 4(c) and
(ii) any excess of Variable Payments over the amended Annual Amortization Amount made with respect to any calendar year shall be deemed to be payments of interest. The Final Payment shall be deemed to be a payment of principal.

4.       Additional Provisions Relating to Calculation of Variable Payments.
         ------------------------------------------------------------------

(a) Existing Systems. It is intended that the Variable Payments be computed with reference to BriteSmile Procedures performed on a target number of 127 of BriteSmile Systems installed in the Centers. However, it is recognized that the number of BriteSmile Systems in the Centers from time to time may be greater or less than 127 and that only 120 BriteSmile Systems are located in the Centers on the date hereof.

(b) Adjustment. One BriteSmile Procedure performed on each of 127 BriteSmile Systems located at the Centers would equal $3,175 of Variable Payments if the Variable Payments were computed at a rate of $25.00 per procedure. If the actual number of BriteSmile Systems installed at Centers varies to a number that is either above or below 127 during any period, then a percentage adjustment to the Variable Payment shall be made to provide that one BriteSmile Procedure performed on each BriteSmile System at the Centers would continue to equal $3,175 of Variable Payments. For example, if the number of BriteSmile Systems increases to 140 then, for so long as such number remains at 140, the Variable Payment will be reduced to $22.68 ($22.68 x 140 = $3,175). If the number of BriteSmile Systems decreases to 115 then the Variable Payment will be increased to $27.61 ($27.61 x 115 = $3,175). If, on May 11, 2006, when the Variable
Payments begin to accrue, there continues to be 120 BriteSmile Systems located in the Centers, the Variable Payments at that time shall accrue at a rate of $26.46 until thereafter adjusted pursuant to this Section 4.

(c) Less Than Full Draw Down. In the event that only a portion of the Loan has been drawn on May 11, 2006, the Variable Payment shall be proportionally adjusted downwards and the Annual Amortization Amount shall be amended accordingly such that the Adjusted Loan shall be fully repaid on the Maturity Date. For example, if only $1,500,000 of the Loan has been drawn and the number of BriteSmile Systems located at the Centers is 127, then the Variable Payment would be $15 ($25 x [1.5 / 2.5])per procedure and the annual amortization amount would be $300,000 ($500,000 x [1.5 / 2.5]).

(d) Chair Adjustment and Less Than Full Draw Down. For clarification, in the event that there is an increase or decrease above or below 127 in the number of BriteSmile Systems installed in BriteSmile Centers and only a portion of the Loan has been drawn down by May 11, 2006, the Variable Payment should be adjusted as provided in both Section 4(b) and Section 4(c). For example, if the number of BriteSmile Systems increases to 140 and only $1,500,000 of the Loan has been drawn down by May 11, 2006, then for so long as the number of BriteSmile Systems remains at 140, the Variable Payment will be $13.61 ([$3,175 / 140] x [1.5 / 2.5]).

(e) No Right to Income from Centers. The parties acknowledge that BriteSmile only manages the dental practices conducted at the Centers and that it does not have any partnership or other equity or ownership interest in such practices. The parties further acknowledge that BriteSmile receives a management fee for its services in managing the Centers and has no right to share in any item of revenue received by the Centers. Accordingly, it is expressly acknowledged that the Variable Payments do not represent any division between BriteSmile and CAP of revenue earned by any Center. It is agreed that the use of BriteSmile Procedures performed at the Centers as a method to calculate Variable Payments represents no more than a convenient method to determine the timing and amount of payments of principal and interest due hereunder and is not intended as a means to share in BriteSmile's management fees for operating the Centers.

5. No Prepayment. BriteSmile may not prepay all or any part of the Note at any time.

6. Covenants. BriteSmile covenants and agrees with CAP that until the Loan evidenced hereby has been paid in full, unless CAP shall otherwise consent in writing:

(a) BriteSmile shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence.

(b) BriteSmile shall deliver to CAP any such financial statements, notices, projections and other information that CAP may reasonably request. CAP shall treat any such information which is not publicly available as confidential and shall not disclose any such confidential information to any third party or use any such confidential information for any purpose other than in connection with this Agreement.

(c) BriteSmile agrees to, at its sole cost and expense, continue to manage the operations of at least ten Centers in substantially the same manner as the operations of the Centers are conducted on the date hereof.

(d) The proceeds of the Loan evidenced hereby shall be used by BriteSmile for
(i) capital expenditures and other specific revenue generating initiatives to be agreed and defined by BriteSmile and CAP in writing and (ii) general working capital purposes up to $800,000.

(e) BriteSmile shall not, directly or indirectly, by operation of law, or otherwise, merge with, consolidate with, or otherwise combine or consummate any transaction with any person, in that would constitute a Change of Control.

(f) BriteSmile shall not mortgage, pledge or encumber the BriteSmile Systems located at the Centers.

7. Assignment or Grant of Security Interest by CAP. BriteSmile confirms that CAP may sell and assign its rights and obligations under this Agreement to an assignee (the "Assignee") or grant a security interest in this Agreement to a security assignee (the "Secured Party"). BriteSmile agrees it will cooperate with CAP to facilitate each such assignment and grant of a security interest. Notwithstanding the foregoing, without BriteSmile`s consent, no Assignee or Secured Party may be engaged directly or indirectly in the business of whitening teeth at the time that any assignment or the grant of any security interest occurs.

8.       Concerning Defaults.
         -------------------

(a) Events of Default. The occurrence of any one or more of the following events ("Events of Default") shall constitute a default hereunder:

(i) default by BriteSmile in the payment of any payment or other amount payable by BriteSmile to CAP hereunder, as and when the same becomes due and payable and such default continues for a period of five days;

(ii) default by BriteSmile in the performance or observance of any other covenant, term or condition hereof or the inaccuracy in any material respect of any representation or warranty made by BriteSmile herein or in any document or certificate furnished to CAP in connection herewith, which default or inaccuracy shall continue for a period of ten days after notice to BriteSmile thereof;

(iii) the making of an assignment by BriteSmile for the benefit of its creditors or the admission by BriteSmile in writing of its inability to pay its debts as they become due, or the insolvency of BriteSmile , or the filing by BriteSmile of a voluntary petition in bankruptcy, or the adjudication of BriteSmile as a bankrupt, or the filing by BriteSmile of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by BriteSmile admitting or the failure by BriteSmile to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting of BriteSmile to, or acquiescence by BriteSmile in, the appointment of any trustee, receiver or liquidator of BriteSmile or of all or any substantial portion of the properties of BriteSmile , or the inability of BriteSmile to pay its debts when due, or the commission by BriteSmile of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended; or

(iv) the failure by BriteSmile, within sixty days after the commencement of any proceeding against BriteSmile seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, that will cause BriteSmile to default under the events stipulated above in Section 8(a), subsections (i),
(ii), or (iii), to obtain dismissal of such proceeding or, within 60 days after the appointment, without the consent or acquiescence of BriteSmile , of any trustee, receiver or liquidator of BriteSmile or of all or any substantial part of the properties of BriteSmile , to vacate such appointment.

(b) Remedies of CAP Upon an Event of Default. Upon the occurrence of any one or more Events of Default then CAP's obligation to make further advances on account of the Loan shall immediately terminate and be of no further force or effect and CAP, at its option, may exercise any and all rights, assert any and all claims and pursue any and all remedies to which CAP may be entitled by law and may

(i) accelerate the maturity of this Loan and declare all amounts due hereunder including, but not limited to, the Final Payment, to be immediately due and payable; and

(ii) proceed by appropriate court action to enforce performance by BriteSmile of the applicable terms hereof and recover from BriteSmile any and all damages and expenses, including attorneys' fees, which CAP shall have sustained by reason of BriteSmile's default hereunder or on account of CAP's enforcement of its remedies hereunder.

(c) BriteSmile shall reimburse CAP for all costs and expenses incurred in connection with the enforcement of any right or remedy hereunder, including attorneys' fees.

9.       Reports; Representations and Warranties of BriteSmile .
         ------------------------------------------------------

(a) Reports. At such times as CAP may reasonably request, BriteSmile shall provide a written statement of the address of each Center where a BriteSmile System is installed or stored. In addition, together with each Variable Payment, BriteSmile shall provide a written report to CAP, in a format reasonably acceptable to CAP and BriteSmile, indicating the BriteSmile Procedures performed with respect to which Variable Payment is due. CAP shall have the right throughout the term of this Agreement, upon at least 30 days' written notice, at CAP's expense, to examine BriteSmile's records, once per calendar year for purposes of confirming compliance with this Agreement.

(b) Representations and Warranties. BriteSmile represents and warrants to CAP as follows:

(i) This Agreement and the Note have each been duly authorized and have each been validly executed and delivered by BriteSmile and is a valid and binding Agreement of BriteSmile .

(ii) Neither this Agreement nor the Note violate or conflict with BriteSmile's certificate of incorporation or by-laws or any law, rule or regulation or agreement to which it is subject and by which its assets are bound.

10. Usury. Anything in this Agreement or the Note to the contrary notwithstanding, if due to any circumstances whatsoever, fulfillment of any provision of Agreement or the Note shall involve transcending the limit of validity prescribed by the usury laws of the State of New York or the laws of any other jurisdiction which might be applicable hereto, then ipso facto the obligation to be fulfilled under Agreement or the Note shall be reduced to the limit of such validity so that in no event shall exaction be possible under Agreement or the Note in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity and if under any circumstances whatsoever interest in excess of the limit of such validity will have been paid by BriteSmile in connection with the loan evidenced by Agreement or the Note, such excess shall be applied by the holder hereof to the unpaid principal balance of this Agreement or the Note or refunded to BriteSmile, the manner of handling such excess to be at the election of the holder hereof so that under no circumstances shall interest on the loan evidenced by Agreement or the Note exceed the maximum rate allowed by the State of New York or such other applicable jurisdiction.

11.      Definitions.
         -----------

                  "Adjustment Date" has the meaning specified in Section 3(b).

                  "Adjusted Loan" means the total amount drawn down on the Loan by BriteSmile as of May 11, 2006.

                  "Agreement Administrator" has the meaning specified in Section 15.

                  "Annual Amortization Amount" has the meaning specified in
Section 3(g).

                  "Assignee" has the meaning specified in Section 8.

                  "Base Rate" has the meaning specified in Section 3(b).

                  "BriteSmile Procedure" means a teeth whitening procedure performed with a BriteSmile System.

                  "BriteSmile System" means any model of BriteSmile's proprietary teeth whitening system.

                  "Centers" means a center or office managed directly or indirectly by BriteSmile which is primarily dedicated to the provision of teeth whitening services and procedures using BriteSmile Systems that are similar in operation to those BriteSmile Centers now located, among other places, in Walnut Creek, LaJolla, Irvine, Palo Alto and Beverly Hills, California; Honolulu, Hawaii; Boston, Massachusetts; Atlanta, Georgia; Denver, Colorado; Houston, Texas, Chicago, Illinois; New York, New York; Boca Raton, Florida and Phoenix, Arizona. A Center does not include a dentist practicing general or cosmetic dentistry or orthodontics who provides teeth whitening services using BriteSmile Systems pursuant to an agreement with BriteSmile (excluding any Centers).

                  "Change of Control" means (i) a sale of all or substantially all the assets of BriteSmile, or (ii) the acquisition by any entity or group of shares of BriteSmile in a transaction or series of transactions that result in such entity, person or group directly or indirectly owning beneficially more than fifty percent (50%) of the outstanding capital stock of BriteSmile. As used, "group" shall mean persons who are in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

                  "Draw Down Period" has the meaning specified in Section 2(b).

                  "Events of Default" has the meaning set forth in Section 9(a).

                  "Final Payment" means a Payment in the amount described in
Section 3(d).

                  "Fixed Payment" means a Payment described in Section 3(b).

                  "Loan" has the meaning set forth in Section 2(a).

                  "Maturity Date" means May 10, 2011, or if the obligation under this Agreement or the Note are accelerated, the date to which such obligations are accelerated.

                  "Note" has the meaning set forth in Section 2(a).

                  "Other Charges" has the meaning set forth in Section 3(f).

                  "Payment" means a Fixed Payment, Variable Payment and/or the Final Payment.

                  "Secured Party" has the meaning set forth in Section 8.

                  "Target Rate" has the meaning specified in Section 3(b).

                  "Variable Payment" means a Payment described in Section 3(c).

12. Governing Law. This Agreement shall be governed, construed and enforced for all purposes under and in accordance with the laws of the State of New York. BriteSmile acknowledges that this Agreement is a transaction which in the aggregate exceeds $1,000,000 and agrees that the United States District Court for the Southern District of New York and/or the Supreme Court of the State of New York, County of New York shall have exclusive jurisdiction for any legal or equitable claims arising out of or in connection with this lease. The parties further agree that each court shall have personal jurisdiction over the parties and venue shall be appropriate in each court.

13. Fees and Expenses. BriteSmile and CAP shall each indemnify the other for any finder's fees for which either party may be responsible. Each party hereto shall bear its own legal fees and expenses relating to this Agreement and the transactions contemplated hereby.

14. Miscellaneous Provisions. This Agreement may not be altered, modified, terminated or discharged, except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought. No omission or delay by CAP at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms hereof by BriteSmile , shall be a waiver of any such right or remedy to which CAP is entitled, nor shall it in any way affect the right of CAP to enforce such provisions thereafter. This Agreement shall be binding upon, and shall inure to the benefit of CAP, BriteSmile and their respective successors, legal representatives and assigns. All agreements, representations and warranties of BriteSmile contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall be for the benefit of CAP and any Assignee or Secured Party, as the case may be, and shall survive the execution, delivery, expiration or other termination of this Agreement. Any notice, request or other communication to either party by the other as provided for herein shall be given in writing and only shall be deemed received upon (i) the earlier of receipt or three days after mailing or sending if mailed, postage prepaid by regular mail, or sent, by means of an overnight air courier service, or (ii) upon verbal communication of receipt, if transmitted by facsimile, to CAP (to the attention of "Agreement Administrator") or BriteSmile , as the case may be, at the address or facsimile number, as applicable, for such party set forth below or at such changed address as may be subsequently submitted by written notice of either party. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions hereof shall be unimpaired, and the invalid, illegal or unenforceable provision shall be deemed replaced by a valid, legal and enforceable provision that comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

                                        CAP AMERICA TRUST



                                        By: /s/ Brian Delaney
                                           -------------------------------------

                                        CAP America Limited, Co-Trustee


                                        By: / /
                                           -------------------------------------

                                        Address:
                                        36 Fitzwilliam Place
                                        Dublin 2, Ireland
                                        Telephone:  3531-661-4433
                                        Facsimile:   3531-661-2456

                                        and by

                                        The Bank of Nova Scotia Trust Company
                                          Channel Islands Limited, Co-Trustee


                                        By: /s/ Ken Brierly and Paula Embery
                                           -------------------------------------

                                        Address:
                                        Kensington Chambers
                                        Kensington Place
                                        St. Helier
                                        Jersey, Channel Islands JE49PE
                                        Telephone:  44 1534 789898
                                        Facsimile:   44 1534 873327

                                        BRITESMILE, INC.



                                        By:  /s/ John C. Dong
                                           -------------------------------------
                                            Name:  John C. Dong
                                            Title:  Chief Financial Officer

                                        Address:
                                        490 North Wiget Lane
                                        Walnut Creek, CA   94598
                                        Telephone:  925-941-6260
                                        Facsimile:  925-941-6266

                                                                      Schedule A

          Description of
   Specific Revenue Generating                                      Amount of Draw on Loan
       Initiative ("SRGI")                  Cost of SRGI                   for SRGI                  Date of Draw on Loan
-----------------------------------    -----------------------    ---------------------------    ------------------------------


1.       Launch of BriteSmile Pen          $800,000

2.       Launch of Magic Mirror            $300,000

3.       Key hires (Executive VP           $400,000
         Centers; Executive VP
         National AC Sales; and Chief
         Information Officer)

4.       Project Vadar                     $100,000

5.       IT Infrastructure re              $100,000
         CRM/Datamart development

                                                                       Exhibit A



                                 PROMISSORY NOTE


$2,500,000 (US)                                                      May 7, 2003

                  BriteSmile, Inc., a Utah corporation (the "Borrower"), for value received, hereby unconditionally promises to pay to the order of CAP America Trust, a trust organized under the laws of Guernsey, Channel Islands, (the "Lender"), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS and NO CENTS ($2,500,000.00) or such lesser amount as may have been drawn on account of the Loan provided for in that certain Loan Agreement, dated May 7, 2003 (the "Loan Agreement"), between Borrower and Lender.

                  Interest shall accrue on the unpaid balance of this Note from the date hereof as provided in the Loan Agreement. Interest and principal shall be payable as provided in the Loan Agreement.

                  Both the principal hereof and interest hereon are payable in legal tender of the United States at the place specified in the Loan Agreement.

1. Prepayments. The Borrower may not prepay all or any portion of this Note at any time.

2. Events of Default. If any of the events of default described in the Loan Agreement shall occur, Lender shall have the rights set forth in the Loan Agreement.

3. Other Provisions. All provisions of the Loan Agreement relating to the terms of the Note are incorporated herein by reference and made a part hereof. To the extent that any such provisions conflict with the provisions hereof, the provisions of the Loan Agreement shall prevail.

4. Waiver. The parties hereto waive presentment for payment, notice of non-payment, demand, protest, notice of protest, notice of dishonor and diligence in enforcing payment.

5. Governing Law. This Note and all the transactions hereunder shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York.

6. No Waiver. No course of dealing between the Borrower and the Lender or any delay on the part of the Borrower or the Lender in exercising any rights hereunder shall operate as a waiver of any rights of the Borrower or the Lender, except to the extent expressly waived in writing by the Borrower or the Lender.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered on its behalf by its duly authorized officer as of the day and year first above written.



                                        BRITESMILE, INC.





                                        By:  /s/ John C. Dong
                                           -----------------------------------
                                            Name:  John C. Dong
                                            Title:  Chief Financial Officer

                                 PROMISSORY NOTE


$2,500,000 (US)



                                                                    May 7, 2003



                  BriteSmile, Inc., a Utah corporation (the "Borrower"), for value received, hereby unconditionally promises to pay to the order of CAP America Trust, a trust organized under the laws of Guernsey, Channel Islands, (the "Lender"), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS and NO CENTS ($2,500,000.00) or such lesser amount as may have been drawn on account of the Loan provided for in that certain Loan Agreement, dated May 7, 2003 (the "Loan Agreement"), between Borrower and Lender.



                  Interest shall accrue on the unpaid balance of this Note from the date hereof as provided in the Loan Agreement. Interest and principal shall be payable as provided in the Loan Agreement.



                  Both the principal hereof and interest hereon are payable in legal tender of the United States at the place specified in the Loan Agreement.



7. Prepayments. The Borrower may not prepay all or any portion of this Note at any time.



8. Events of Default. If any of the events of default described in the Loan Agreement shall occur, Lender shall have the rights set forth in the Loan Agreement.



9. Other Provisions. All provisions of the Loan Agreement relating to the terms of the Note are incorporated herein by reference and made a part hereof. To the extent that any such provisions conflict with the provisions hereof, the provisions of the Loan Agreement shall prevail.

10. Waiver. The parties hereto waive presentment for payment, notice of non-payment, demand, protest, notice of protest, notice of dishonor and diligence in enforcing payment.



11. Governing Law. This Note and all the transactions hereunder shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York.



12. No Waiver. No course of dealing between the Borrower and the Lender or any delay on the part of the Borrower or the Lender in exercising any rights hereunder shall operate as a waiver of any rights of the Borrower or the Lender, except to the extent expressly waived in writing by the Borrower or the Lender.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered on its behalf by its duly authorized officer as of the day and year first above written.



                                        BRITESMILE, INC.





                                        By:  John C. Dong
                                           ------------------------------------
                                            Name:  John C. Dong
                                            Title:  Chief Financial Officer